                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                               Weyco Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                               Weyco Group, Inc.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [ ] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                            [WEYCO GROUP, INC. LOGO]

                              Glendale, Wisconsin

                                   Notice of

                         ANNUAL MEETING OF SHAREHOLDERS
                           To be Held April 23, 2002

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of WEYCO GROUP, INC., a Wisconsin corporation (hereinafter called the "Company"), will be held at the general offices of the Company, 333 West Estabrook Boulevard, Glendale, Wisconsin 53212, on Tuesday, April 23, 2002 at 10:00 A. M. (Central Daylight
Time), for the following purposes:

    1. To elect three members to the Board of Directors; and

    2. To consider and transact any other business that properly may come before the meeting or any adjournment thereof.

The Board of Directors has fixed March 4, 2002 as the record date for the determination of the common shareholders entitled to notice of and to vote at this annual meeting or any adjournment thereof.

The Board of Directors requests that you indicate your voting directions, sign and promptly mail the enclosed proxy(ies) for the meeting. Any proxy may be revoked at any time prior to its exercise.

                                           By order of the Board of Directors,
                                                    JOHN F. WITTKOWSKE
                                                        Secretary

March 25, 2002

                                PROXY STATEMENT

                                  INTRODUCTION

The enclosed proxy is solicited by the Board of Directors of Weyco Group, Inc. for exercise at the annual meeting of shareholders to be held at the offices of the Company, 333 West Estabrook Boulevard, Glendale, Wisconsin 53212, at 10:00
A. M. (Central Daylight Time) on Tuesday, April 23, 2002, or any adjournment thereof.

Any shareholder delivering the form of proxy has the power to revoke it at any time prior to the time of the annual meeting by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date or by attendance at the meeting and electing to vote in person by giving notice of such election to the Secretary of the Company. Proxies properly signed and returned will be voted as specified thereon. The proxy statements and the proxies are being mailed to shareholders on approximately March 25, 2002.

The Company has two classes of common stock entitled to vote at the meeting
-- Common Stock with one vote per share and Class B Common Stock with ten votes per share. As of March 4, 2002, the record date for determination of the common shareholders entitled to notice of and to vote at the meeting or any adjournment thereof, there were outstanding 2,835,264 shares of Common Stock and 908,554 shares of Class B Common Stock.

                  SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

The following table sets forth information, as of March 4, 2002, with respect to the beneficial ownership of the Company's common stock by each director and nominee for director, for each of the named executive officers identified for "Management Compensation" herein and by all directors and executive officers as a group.

                                                            COMMON STOCK           CLASS B COMMON STOCK
                                                      ------------------------   ------------------------
                                                      NO. OF SHARES              NO. OF SHARES
                                                      AND NATURE OF              AND NATURE OF
                                                       BENEFICIAL     PERCENT     BENEFICIAL
                                                        OWNERSHIP     OF CLASS     OWNERSHIP     PERCENT
                                                         (1)(2)         (3)           (2)        OF CLASS
                                                      -------------   --------   -------------   --------
Thomas W. Florsheim.................................      444,053      15.36%       606,420       66.75%
  333 W. Estabrook Blvd., Glendale, WI 53212
John W. Florsheim...................................      153,529       5.29%        10,266        1.13%
  333 W. Estabrook Blvd., Glendale, WI 53212
Thomas W. Florsheim, Jr. ...........................      195,806       6.75%        10,542        1.16%
  333 W. Estabrook Blvd., Glendale, WI 53212
James F. Gorman.....................................       36,000       1.26%            --          --%
Peter S. Grossman...................................       34,850       1.22%         8,400         .92%
John F. Wittkowske..................................       66,000       2.28%            --          --%
Virgis W. Colbert...................................           --         --%            --          --%
Robert Feitler......................................       30,000       1.06%        45,000        4.95%
Leonard J. Goldstein................................        3,000        .11%            --          --%
Frederick P. Stratton, Jr. .........................       28,000        .99%        18,000        1.98%
All Directors and Executive Officers as a Group (11
  persons including the above-named)................    1,022,438      32.39%       698,628       76.89%

NOTES:

(1) Includes the following unissued shares deemed to be "beneficially owned" under Rule 13d-3 which may be acquired upon the exercise of outstanding stock options: Thomas W. Florsheim -- 55,000; John W. Florsheim -- 67,500; Thomas W. Florsheim, Jr. -- 67,500; James F. Gorman -- 26,000; Peter S. Grossman -- 32,000; John F. Wittkowske -- 60,000; All Directors and Executive Officers as a Group -- 321,500.

(2) The specified persons have sole voting power and sole dispositive power as to all shares indicated above, except for the following shares as to which voting and dispositive power are shared:

                                                   CLASS B
                                         COMMON    COMMON
                                         ------    -------
Thomas W. Florsheim                      12,948    12,948
John W. Florsheim                        21,752        --
Thomas W. Florsheim, Jr.                 45,221        --
Peter S. Grossman                         2,850     8,400
All Directors and Executive Officers
  as a Group                             82,771    21,348

(3) Calculated on the basis of outstanding shares plus shares which can be acquired upon exercise of outstanding stock options, by the person or group involved.

The following table sets forth information, as of December 31, 2001, with respect to the beneficial ownership of the Company's Common Stock by those persons, other than those reflected in the above table, believed by the Company to own beneficially more than five percent (5%) of the Common Stock outstanding. The Company believes there are no other persons who own beneficially more than five percent (5%) of the Class B Common Stock outstanding.

    NAME AND ADDRESS OF      AMOUNT AND NATURE OF
     BENEFICIAL OWNER        BENEFICIAL OWNERSHIP   PERCENT OF CLASS
---------------------------  --------------------   ----------------
Royce & Associates, Inc.,
Charles Royce
1414 Avenue of the Americas
New York, New York 10019...        434,014               15.3%

NOTE:

    According to the Schedule 13G statement filed as a group by Royce & Associates, Inc. and Charles Royce in February 2002, Royce & Associates, Inc. has sole voting and dispositive power with respect to 434,014 shares of Common Stock of the Company.

                             ELECTION OF DIRECTORS

A majority of the votes entitled to be cast by outstanding shares of Common Stock and Class B Common Stock (considered together as a single voting group), represented in person or by proxy, will constitute a quorum at the annual meeting.

Directors are elected by a plurality of the votes cast by the holders of the Company's Common Stock and Class B Common Stock (voting together as a single voting group) at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker nonvote or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. Votes "against" a candidate are not given legal effect and are not counted as votes cast in an election of directors. Votes will be tabulated by an inspector at the meeting.

The persons who are nominated as directors and for whom the proxies will be voted and all continuing Directors are listed below. If any of the nominees should decline or be unable to act as a Director, which eventuality is not foreseen, the proxies will be voted with discretionary authority for a substitute nominee designated by the Board of Directors.

Frank Norris resigned as Director of the Company in November 2001. The Board of Directors amended the Corporate Bylaws to reduce the number of Directors from eight to seven following this resignation.

There are no family relationships between any of the Company's directors and executive officers, except that Thomas W. Florsheim is the father of Thomas W. Florsheim, Jr. and John W. Florsheim.

                                       SERVED AS
          NOMINEES                     DIRECTOR                    PRINCIPAL OCCUPATION AND
   FOR TERM EXPIRING 2005       AGE      SINCE                        BUSINESS EXPERIENCE
   ----------------------       ---    ---------    -------------------------------------------------------
Thomas W. Florsheim, Jr.        44       1996       President and Chief Executive Officer of the Company,
                                                    1999 to present; President and Chief Operating Officer
                                                    of the Company, 1996 to 1999; Vice President of the
                                                    Company, 1988 to 1996.
Robert Feitler                  71       1964       Chairman, Executive Committee of the Company, 1996 to
  (1)(2)                                            present; Chairman, Compensation and Fringe Benefit
                                                    Committee of the Company, 2002 to present; Chairman,
                                                    Stock Option Committee of the Company, 2002 to present;
                                                    President and Chief Operating Officer of the Company,
                                                    1968 to 1996; also a Director of Strattec Security
                                                    Corp. and TC Manufacturing Co.
NOMINEES
FOR TERM EXPIRING 2004
----------------------------
Leonard J. Goldstein            75       1992       Retired; Chairman of the Board of Miller Brewing
  (1)(2)(3)(4)                                      Company, 1991 to 1993; President and Chief Executive
                                                    Officer of Miller Brewing Company, 1988 to 1991.
CONTINUING DIRECTORS
TERM EXPIRES 2004
----------------------------
Thomas W. Florsheim             71       1964       Chairman of the Board, 1968 to present; Chief Executive
  (1)                                               Officer of the Company, 1968 to 1999.
CONTINUING DIRECTORS
TERM EXPIRES 2003
----------------------------
Virgis W. Colbert               62       2000       Executive Vice President of Miller Brewing Company,
  (1)(2)(3)(4)                                      1997 to present; also a Director of Miller Brewing
                                                    Company, Delphi Automotive Systems, Inc., Bradley
                                                    Center Sports and Entertainment Corporation, Columbia
                                                    Health Systems, and The Greater Milwaukee Open.

                                       SERVED AS
    CONTINUING DIRECTORS               DIRECTOR                    PRINCIPAL OCCUPATION AND
     TERM EXPIRING 2003         AGE      SINCE                        BUSINESS EXPERIENCE
    --------------------        ---    ---------    -------------------------------------------------------
John W. Florsheim               38       1996       Executive Vice President, Chief Operating Officer and
                                                    Assistant Secretary of the Company, 1999 to present;
                                                    Executive Vice President of the Company, 1996 to 1999;
                                                    Vice President of the Company, 1994 to 1996; Brand
                                                    Manager, M & M/Mars, Inc., 1990 to 1994.
Frederick P. Stratton, Jr.      62       1976       Chairman of the Board of Briggs & Stratton Corporation
  (1)(2)(3)(4)                                      (Manufacturer of Gasoline Engines), 1986 to present;
                                                    Chief Executive Officer of Briggs & Stratton
                                                    Corporation, 1986 to 2001; also a Director of Banc One
                                                    Corporation, Midwest Express Holdings, Inc., Wisconsin
                                                    Electric Power Co. and Wisconsin Energy Corporation.

NOTES:

(1) Member of Executive Committee, of which Mr. Feitler is Chairman. No meetings were held in 2001. The Executive Committee is empowered to exercise the authority of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board, except for declaring dividends, filling vacancies in the Board of Directors or committees thereof, amending the Articles of Incorporation, adopting, amending or repealing Bylaws and certain other matters.

(2) Member of Audit Committee, of which Mr. Stratton is Chairman. Two meetings were held in 2001. The Audit Committee reviews accounting policies and practices of the Company, including the adequacy of the system of internal accounting controls. It also recommends to the Board a firm of independent public accountants to make an audit of the annual financial statements of the Company and reviews with the independent public accountants the plan and result of their audit of these financial statements.

(3) Member of Compensation and Fringe Benefit Committee, of which Mr. Feitler is Chairman. One meeting was held in 2001. The Compensation and Fringe Benefit Committee establishes compensation arrangements for senior management.

(4) Member of Stock Option Committee, of which Mr. Feitler is Chairman. One meeting was held in 2001. The Stock Option Committee administers the granting of stock options to officers and other key employees of the Company and its subsidiaries.

The Board of Directors held four meetings in 2001. All Directors attended at least 75% of the meetings during 2001, except Mr. Goldstein, who was absent for two of the four meetings this year. The Company has no nominating or similar committee of the Board of Directors.

                                AUDIT COMMITTEE

The Board of Directors has adopted and approved a formal written charter for the Audit Committee. The Board of Directors has determined that the members of the Audit Committee are "independent," as defined in the corporate governance standards of the NASD relating to audit committees of companies with securities listed on the Nasdaq National Market, meaning that they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors oversees and monitors the participation of the Company's management and independent auditors throughout the financial reporting process.

In connection with its function to oversee and monitor the financial reporting process of the Company, the Audit Committee has done the following:

    - reviewed and discussed the audited financial statements for the year ended December 31, 2001 with the Company's management;

    - discussed with Arthur Andersen LLP, the Company's independent auditors, those matters required to be discussed by SAS 61, as amended (Codification of Statements on Auditing Standards, AU sec.380); and

    - received the written disclosure and the letter from Arthur Andersen LLP required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committee) and has discussed with Arthur Andersen LLP its independence.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the year ended December 31, 2001.

The Audit Committee also reviewed the fees and scope of services provided to the Company by Arthur Andersen LLP for the year ended December 31, 2001, as reflected in the following table, and considered whether the provision of the non-audit services described in the table is compatible with maintaining the independence of Arthur Andersen LLP, and has determined that the provision of such services is compatible.

                      TYPE OF SERVICE                           AMOUNT
                      ---------------                           ------
Audit fees                                                      $90,000
Financial information systems design and implementation fees        -0-
All other fees:
  Audit-related fees*                                           $16,600
  Tax compliance consultation                                    12,250
                                                                -------
    Total all other fees                                        $28,850

* Audit-related fees include benefit plan audits, acquisition due diligence, and accounting consultation.

                                AUDIT COMMITTEE

Frederick P. Stratton, Jr., Chairman                          Virgis Colbert
Robert Feitler                                                Leonard Goldstein

                            MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth total compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company as of December 31, 2001, for the year 2001, as well as for the two previous years.

                                                                                LONG TERM COMPENSATION
                                                                           --------------------------------
                                         ANNUAL COMPENSATION                       AWARDS           PAYOUTS
                              ------------------------------------------   ----------------------   -------
                                                            OTHER ANNUAL   RESTRICTED   OPTIONS/     LTIP      ALL OTHER
     NAME AND PRINCIPAL                                     COMPENSATION     STOCK        SARS      PAYOUTS   COMPENSATION
          POSITION            YEAR   SALARY($)   BONUS($)      ($)(1)      AWARDS($)    (#)(2)(3)     ($)        ($)(1)
     ------------------       ----   ---------   --------   ------------   ----------   ---------   -------   ------------
Thomas W. Florsheim, Jr.      2001    400,000         --        --            --         12,500       --          --
  President and Chief         2000    375,000     40,000        --            --         10,000       --          --
  Executive Officer           1999    350,000         --        --            --         10,000       --          --
John W. Florsheim             2001    310,000         --        --            --         12,500       --          --
  Executive Vice President    2000    285,000     30,000        --            --         10,000       --          --
  Chief Operating Officer     1999    260,000         --        --            --         10,000       --          --
James F. Gorman               2001    240,500         --        --            --          6,000       --          --
  Vice President              2000    234,000     20,000        --            --          5,000       --          --
                              1999    227,500     10,000        --            --          5,000       --          --
Peter S. Grossman             2001    247,000         --        --            --          6,000       --          --
  Vice President              2000    242,000     20,000        --            --          5,000       --          --
                              1999    237,000      5,000        --            --          5,000       --          --
John F. Wittkowske            2001    220,000         --        --            --         12,500       --          --
  Vice President,             2000    195,000     20,000        --            --         10,000       --          --
  Chief Financial Officer,    1999    170,000         --        --            --         10,000       --          --
  and Secretary

NOTES:

(1) Other compensation to the named individuals did not exceed the lesser of $50,000 or 10% of salary.

(2) Options to acquire shares of Common Stock.

(3) The Company has granted no stock appreciation rights.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                  INDIVIDUAL GRANTS
-------------------------------------------------------------------------------------    POTENTIAL REALIZABLE
                                NUMBER OF     % OF TOTAL                                   VALUE AT ASSUMED
                                SECURITIES     OPTIONS/                                     ANNUAL RATES OF
                                UNDERLYING       SARS                                         STOCK PRICE
                                 OPTIONS/     GRANTED TO                                   APPRECIATION FOR
                                   SARS       EMPLOYEES     EXERCISE OR                       OPTION TERM
                                 GRANTED      IN FISCAL     BASE PRICE     EXPIRATION    ---------------------
            NAME                   (#)           YEAR         ($/SH)          DATE        5%($)        10%($)
            ----                ----------    ----------    -----------    ----------     -----        ------
Thomas W. Florsheim, Jr.           3,868           5           25.85         9/7/06       16,024        46,404
                                   8,632          10           23.50         9/7/11      127,573       323,294
John W. Florsheim                  3,868           5           25.85         9/7/06       16,024        46,404
                                   8,632          10           23.50         9/7/11      127,573       323,294
James F. Gorman                    6,000           7           23.50         9/7/11       88,674       224,718
Peter S. Grossman                  6,000           7           23.50         9/7/11       88,674       224,718
John F. Wittkowske                12,500          15           23.50         9/7/11      184,738       468,162

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR END OPTION/SAR VALUES

The following table provides information related to options exercised by the named executive officers during 2001 and the number and value of options held at December 31, 2001. The Company has not granted any stock appreciation rights.

                                                          NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                              OPTIONS/SAR'S                 OPTIONS/SAR'S
                          SHARES ACQUIRED    VALUE            AT FY-END (#)              AT FY-END ($)(2)(3)
                            ON EXERCISE     REALIZED   ---------------------------   ---------------------------
          NAME                  (#)          ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----            ---------------   --------   -----------   -------------   -----------   -------------
Thomas W. Florsheim, Jr.          --             --      55,000         12,500         235,050        17,178
John W. Florsheim                 --             --      55,000         12,500         235,050        17,178
James F. Gorman                6,000         59,500      20,000          6,000          37,975        11,940
Peter S. Grossman                 --             --      26,000          6,000         109,415        11,940
John F. Wittkowske             7,500        101,875      47,500         12,500         165,250        24,875

NOTES:

(1) Value is calculated based on the difference between the option exercise price and the closing market price of the Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.

(2) The fair market value of the Company's Common Stock at December 31, 2001 was $25.49 (average of bid -- $25.35 and asked -- $25.63). Value was calculated on the basis of the difference between the option exercise price and $25.49 multiplied by the number of shares of Common Stock underlying the option.

PENSION PLANS

The Company maintains a defined benefit pension plan for various employees of the Company, including salaried employees. The Company also maintains an unfunded excess benefits plan so that participants in the defined benefit pension plan may receive pension benefits which they would otherwise be prevented from receiving as a result of certain limitations of the Internal Revenue Code.

The following table shows estimated annual benefits payable at normal retirement under the general plan formula to persons whose normal retirement age is 65 in specified earnings and years-of-service classifications. Amounts in excess of $118,800 or based on income in excess of $170,000 are payable pursuant to the excess benefits plan.

                                          YEARS OF SERVICE
         HIGHEST FIVE YEAR    ----------------------------------------
         AVERAGE EARNINGS       10         15         20         25
         -----------------      --         --         --         --
             $100,000         $14,000   $ 22,000   $ 29,000   $ 36,000
              150,000          22,000     34,000     45,000     56,000
              200,000          30,000     46,000     61,000     76,000
              250,000          38,000     58,000     77,000     96,000
              300,000          46,000     70,000     93,000    116,000
              350,000          54,000     82,000    109,000    136,000
              400,000          62,000     94,000    125,000    156,000
              450,000          70,000    100,000    141,000    176,000
              500,000          78,000    118,000    157,000    196,000

The plans provide for normal retirement at age 65 and provide for reduced benefits for early retirement beginning at age 55. Pension benefits are payable as a straight life annuity and are calculated under a formula which is integrated with Social Security, although the amounts determined under the formula are not reduced by Social Security benefits or other offsets. The normal retirement benefit is based on (i) the highest average earnings for any 5 consecutive years during the 10 calendar years ending with the year of retirement, (ii) length of service up to 25 years and (iii) the highest average covered compensation for Social Security purposes. Earnings covered by the plan are generally defined as wages for purposes of federal income tax withholding and therefore include the value realized upon the exercise of non-qualified stock options and other minor items in addition to those included in the above Summary Compensation Table as "Salary". Years of credited service under the plans for the individuals described in the above Summary Compensation Table are as follows:

James Gorman -- 25; Peter Grossman -- 25; Thomas Florsheim, Jr. -- 20; John Florsheim -- 8; John Wittkowske -- 8.

The foregoing describes the general formula under the defined benefit plan and related excess benefits plan as revised in 1991. Those salaried employees who were covered in the plans on January 1, 1989 are provided with the higher of the benefits described above or a minimum benefit based on a prior formula through the defined benefit plan, the unfunded excess benefits plan described above and an unfunded deferred compensation plan. The normal retirement benefit under the prior formula is based on the highest average earnings for any 5 consecutive years during the 10 calendar years preceding retirement and length of service up to 25 years. Minimum benefit amounts are not subject to any deduction for Social security benefits. Earnings covered by this formula are the same as those shown in the above Summary Compensation Table as "Salary."

The following table shows estimated annual benefits payable under the prior formula upon normal retirement to persons in specified earnings and years-of-service classifications. Amounts in excess of $118,800 or based on income in excess of $170,000 are payable pursuant to the excess benefits plan and the deferred compensation plan.

                                          YEARS OF SERVICE
         HIGHEST FIVE YEAR    ----------------------------------------
         AVERAGE EARNINGS       10         15         20         25
         -----------------    -------   --------   --------   --------
             $100,000         $16,000   $ 23,000   $ 31,000   $ 39,000
              150,000          24,000     35,000     47,000     59,000
              200,000          32,000     48,000     63,000     79,000
              250,000          40,000     59,000     79,000     99,000
              300,000          48,000     71,000     95,000    119,000
              350,000          56,000     84,000    111,000    139,000
              400,000          64,000     95,000    127,000    159,000
              450,000          72,000    107,000    143,000    179,000
              500,000          80,000    120,000    159,000    199,000

COMPENSATION OF DIRECTORS

Directors of the Company who are not also employees of the Company or subsidiaries receive a quarterly retainer of $1,250. In addition, they receive $1,000 for each Board or Committee meeting attended, except that for each additional meeting attended on the same day the compensation is $500. These Directors may defer payment of all or part of their fees under the Deferred Compensation Plan for Directors until they cease to be Directors.

On December 28, 2000, Chairman of the Board Thomas W. Florsheim entered into a consulting agreement with the Company, under which he would act as an advisor to the Company in connection with the Company's acquisition and sales of products and materials. In accordance with this agreement, Mr. Florsheim was paid $14,400 during 2001.

EMPLOYMENT AND DEFERRED COMPENSATION AGREEMENTS AND
RELATED PARTY TRANSACTIONS

The Company has entered into employment contracts with Thomas W. Florsheim, Jr. and John W. Florsheim whereby, for services to be rendered, their employment will be continued until December 31, 2003, at salary levels to be determined and reviewed periodically. These contracts provide, among other things, that a lump sum amount equal to slightly less than three times his base amount compensation (as defined in Section 280G of the Internal Revenue Code) will be paid to Mr. Thomas W. Florsheim, Jr. or Mr. John W. Florsheim, respectively, as severance pay, in the event the Company terminates his employment without cause or he terminates his employment following a change in control of more than 15% of the shares of the Company, the replacement of two or more directors by persons not nominated by the Board of Directors, any enlargement of the size of the Board of Directors if the change was not supported by the existing Board of Directors, a merger, consolidation or transfer of assets of the Company, or a substantial change in his responsibilities. In the event Mr. Thomas W. Florsheim, Jr. or Mr. John W. Florsheim is prevented from performing his duties by reason of permanent disability, his normal salary will be discontinued and a disability salary of $225,000 per annum for Thomas W. Florsheim, Jr. and $161,250 per annum for Mr. John Florsheim will be paid until December 31, 2003. Also, in the event Mr. Thomas W. Florsheim, Jr. or Mr. John W. Florsheim dies prior to the termination of his employment under the contract, a death benefit equal to his salary at the annual rate being paid to him at the date of death will be paid to a designated beneficiary for a three-year period. As of January 1, 2002, Mr. Thomas W. Florsheim's, Jr. annual salary is $412,000 and Mr. John W. Florsheim's annual salary is $320,000.

The Company entered into deferred compensation agreements with both Mr. Thomas
W. Florsheim and Mr. Robert Feitler under which each of them, or their designated beneficiaries in the event of their death, would be entitled to a deferred compensation benefit of $180,000 per year for twenty years upon reaching age 65 while employed by the Company, payable commencing upon retirement from employment by the Company or at death.

On December 1, 1995, the Board of Directors, with Mr. Florsheim and Mr. Feitler abstaining, approved the amendment of the deferred compensation agreements between the Company and Mr. Florsheim and Mr. Feitler. The amended agreements accelerate the payments which would have been made under the previous agreements. The amended agreements call for payments which have the same present value at a 7% discount rate as of the employee's 65th birthday as the compensation under the previous agreements.

On December 5, 2001, the Company made a loan in the amount of $250,000 to John
F. Wittkowske, an officer of the Company. The entire amount of the loan remains outstanding as of March 21, 2002, and bears interest at prime rate.

The Company has entered into change of control agreements with four executives, John Wittkowske, Peter Grossman, James Gorman, and David Couper. These contracts provide that a lump sum equal to slightly less than three times his base amount of compensation (as defined in Section 280G of the Internal Revenue Code), calculated with respect to the 3 taxable year period ending before the date the change of control occurs, will be paid as severance pay in the event of a change of control. The change of control agreements define a change of control as an event in which:

(1) more than 25% of the voting power of the outstanding stock of the Company is directly or indirectly controlled by a person or group of persons other than the members of the family of Thomas W. Florsheim and their descendents or trusts;

(2) the Company consolidates or merges with another corporation or entity which is not a wholly owned subsidiary of the Company unless such consolidation or merger is approved by the Board of Directors when the majority of the Directors are persons who have been nominated by the Board of Directors or the Florsheims;

(3) all or substantially all of the operating assets of the Company have been sold;

(4) the majority of the existing members of the Board of Directors have been replaced by persons not nominated by the Board of Directors or the Florsheims; or

(5) Section 2 of Article III of the Company's Bylaws is amended to enlarge the number of directors of the Company if the change was not supported by the existing Board of Directors or the Florsheims.

As of January 1, 2002, Mr. Wittkowske's annual salary is $227,000, Mr. Grossman's annual salary is $254,500, Mr. Gorman's annual salary is $247,750 and Mr. Couper's annual salary is $113,500.

REPORT OF THE COMPENSATION AND FRINGE BENEFIT COMMITTEE AND
STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation and Fringe Benefit Committee and the Stock Option Committee are composed of four non-employee directors who are responsible for establishing the total compensation of the CEO and other executive officers of the Company.

Salaries of the CEO and other executive officers are reviewed annually and adjusted according to individual performance and ability to fulfill the position's assigned duties and responsibilities, its accountability and its impact on the operations and profitability of the Company.

On January 28, 2002, the Compensation and Fringe Benefit committee ("the Committee") met to establish executive officers' salaries for 2002 (effective January 1, 2002). The CEO's salary was set at $412,000 and the COO's salary was set at $320,000. They both also received stock options granted late in 2001, as the committee recognizes stock ownership provides performance incentives that encourage long-term growth in value for public shareholders.

Stock options were also granted in 2001 to all other executive officers of the Company to link total executive compensation to stock price performance.

This report is submitted by the members of the Compensation and Fringe Benefit Committee and the Stock Option Committee.

                                          Robert Feitler, Chairman
                                          Virgis W. Colbert
                                          Leonard J. Goldstein
                                          Frederick P. Stratton, Jr.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                     FOR THE YEAR ENDED: DECEMBER 31, 2001

                              [PERFORMANCE GRAPH]

---------------------------------------------------------------------------------------------------------------------
                                              1996        1997        1998        1999        2000        2001
---------------------------------------------------------------------------------------------------------------------
 Weyco Group, Inc. Company                     100         165         188         194         188         198
---------------------------------------------------------------------------------------------------------------------
 NASDAQ Non-Financial Index Stock Index        100         117         172         337         196         150
---------------------------------------------------------------------------------------------------------------------
 Russell 3000 - Shoes Peer Group Index         100          82          67          68          92          86
---------------------------------------------------------------------------------------------------------------------

STOCK PERFORMANCE

The following line graph compares the cumulative total shareholder return on the Company's common stock during the five years ended December 31, 2001 with the cumulative return on the Nasdaq Non-Financial Stock Index and the Russell 3000-Shoes Index. The comparison assumes $100 was invested on December 31, 1996 in the Company's common stock and in each of the foregoing indices and assumes reinvestment of dividends.

                         INDEPENDENT PUBLIC ACCOUNTANTS

It is expected that Arthur Andersen LLP, the Company's independent public accountants for 2001, will be selected for 2002 by the Board of Directors immediately following the annual meeting of shareholders. A representative of Arthur Andersen LLP is expected to be present at the annual meeting of shareholders with the opportunity to make a statement if so desired and such representative is expected to be available to respond to appropriate questions.

                          METHOD OF PROXY SOLICITATION

The entire cost of solicitation of proxies will be borne by the Company. The officers of the Company may solicit proxies from some of the larger shareholders, which solicitation may be made by mail, telephone, or personal interviews; these officers will not receive additional compensation for soliciting such proxies. Request will also be made of brokerage houses and other custodians, nominees and fiduciaries to forward, at the expense of the Company, soliciting material to the beneficial owners of shares held of record by such persons.

                                 OTHER MATTERS

The Company has not been informed and is not aware that any other matters will be brought before the meeting. However, proxies will be voted with discretionary authority with respect to any other matters that properly may be presented to the meeting.

                           INCORPORATION BY REFERENCE

The Company's financial statements and the related management's discussion and analysis of financial condition and results of operation are incorporated by reference from the Company's Annual Report to Shareholders.

                             SHAREHOLDER PROPOSALS

Shareholder proposals must be received by the Company no later than November 30, 2002, in order to be considered for inclusion in next year's annual meeting proxy statement. In addition, a proposal submitted outside of Rule 14a-8 will be considered untimely, and the Company may use discretionary voting authority for any proposal that may be raised at next year's annual meeting unless the proponent notifies us of the proposal not later than February 8, 2003.

                            [WEYCO GROUP, INC. LOGO]

March 25, 2002                                                JOHN F. WITTKOWSKE
Milwaukee, Wisconsin                                                   Secretary

                                  COMMON STOCK

PROXY                           WEYCO GROUP, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Thomas W. Florsheim and Thomas W. Florsheim, Jr. or either of them, proxies with full power of substitution, to vote at the Annual Meeting of Shareholders of Weyco Group, Inc. (the "Company") to be held on April 23, 2002 at 10:00 A. M., local time and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse, and in their discretion upon such other matters as may come before the meeting.


                         (TO BE SIGNED ON REVERSE SIDE)             SEE REVERSE
                                                                       SIDE


A [X]       PLEASE MARK YOUR
            VOTES AS IN THIS
            EXAMPLE

                          FOR     WITHHELD
1.   Election of          [ ]       [ ]            NOMINEES:
     Directors                                         Robert Feitler
     for their                                         Thomas W. Florsheim, Jr.
     respective terms                                  Leonard J. Goldstein


INSTRUCTIONS: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below.



------------------------------

                                   THE SHARES REPRESENTED BY THIS PROXY WILL BE
                                   VOTED FOR PROPOSAL 1 IF NO INSTRUCTION TO THE CONTRARY IS INDICATED OR IF NO DIRECTION IS GIVEN.

                                   PLEASE MARK, SIGN, DATE AND RETURN THIS
                                   PROXY IN THE ENCLOSED ENVELOPE.

SIGNATURE(S)________________________________________     DATE___________________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, trustee or guardian please give full title as such.

                              CLASS B COMMON STOCK

PROXY                           WEYCO GROUP, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Thomas W. Florsheim and Thomas W. Florsheim, Jr. or either of them, proxies with full power of substitution, to vote at the Annual Meeting of Shareholders of Weyco Group, Inc. (the "Company") to be held on April 23, 2002 at 10:00 A. M., local time and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Class B Common Stock of the Company held or owned by the undersigned as directed on the reverse, and in their discretion upon such other matters as may come before the meeting.


                         (TO BE SIGNED ON REVERSE SIDE)         SEE REVERSE
                                                                   SIDE



A  [X]    PLEASE MARK YOUR
          VOTES AS IN THIS
          EXAMPLE

                           FOR        WITHHELD
1.   Election of           [ ]           [ ]       NOMINEES:
     Directors                                          Robert Feitler
     for their                                          Thomas W. Florsheim, Jr.
     respective terms                                   Leonard J. Goldstein


INSTRUCTIONS: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below.



------------------------------

                                   THE SHARES REPRESENTED BY THIS PROXY WILL BE
                                   VOTED FOR PROPOSAL 1 IF NO INSTRUCTION TO THE CONTRARY IS INDICATED OR IF NO DIRECTION IS GIVEN.

                                   PLEASE MARK, SIGN, DATE AND RETURN THIS
                                   PROXY IN THE ENCLOSED ENVELOPE.

SIGNATURE(S)___________________________________________     DATE________________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, trustee or guardian please give full title as such.